                                                                EXHIBIT 4(e)(19)

                    CENTERPOINT ENERGY HOUSTON ELECTRIC, LLC

                              OFFICER'S CERTIFICATE

                                February 11, 2004

I, the undersigned officer of CenterPoint Energy Houston Electric, LLC, a Texas limited liability company (the "Company"), do hereby certify that I am an Authorized Officer of the Company as such term is defined in the Indenture (as defined herein). I am delivering this certificate pursuant to the authority granted in the Resolutions adopted by written consent of the Manager of the Company dated January 31, 2004, and Sections 105, 201, 301, 401(1), 401(5),
403(2)(A), 403(2)(B) and 1403 of the General Mortgage Indenture dated as of October 10, 2002, as heretofore supplemented to the date hereof (as heretofore supplemented, the "Indenture"), between the Company and JPMorgan Chase Bank, as Trustee (the "Trustee"). Terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Indenture unless the context clearly requires otherwise. Based upon the foregoing, I hereby certify on behalf of the Company as follows:

1. The terms and conditions of the Securities of the series described in this Officer's Certificate are as follows (the numbered subdivisions set forth in this Paragraph 1 corresponding to the numbered subdivisions of Section 301 of the Indenture):

     (1) The Securities of the fifteenth series to be issued under the Indenture shall be designated "General Mortgage Bonds, Series O, due March 1, 2017" (the "Series O Bonds").

     (2) The Series O Bonds shall be authenticated and delivered in the aggregate principal amount of $43,820,000.

     (3) Not applicable.

     (4) The Series O Bonds shall mature and the principal thereof shall be due and payable together with all accrued and unpaid interest thereon on March 1, 2017. Principal and premium, if any, are payable on the Series O Bonds on such date or dates (subject to the terms of subsection 8(b) hereof), and in such amounts, as principal and premium, if any, are payable (whether at maturity, redemption or otherwise) on the Series 2004 Brazos River Bonds (as defined below). The obligation of the Company to make any payment of principal on the Series O Bonds shall be fully or partially, as the case may be, deemed to have been paid or otherwise satisfied and discharged to the extent that the Company has paid or caused to be paid to the Brazos River Trustee (as defined below) the Installment Payment (as defined below) in respect of the principal then due and payable on the Bonds, as such term is defined in the Trust Indenture dated as of February 1, 2004 (as amended and supplemented, the "Brazos River Indenture") between the Brazos River Authority (the "Issuer") and JPMorgan Chase Bank, a New York banking organization, as trustee (the "Brazos River Trustee"). The Bonds (as defined in the Brazos River Indenture) shall hereinafter be referred to as the "Series 2004 Brazos River Bonds".


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

     (5) The Series O Bonds shall bear interest from the date on which the Series 2004 Brazos River Bonds commence to bear interest at such rate or rates per annum as shall cause the amount of interest payable on each Interest Payment Date (as defined below) on the Series O Bonds to equal the amount of interest payable on such Interest Payment Date in respect of the Series 2004 Brazos River Bonds under the Brazos River Indenture. Such interest on the Series O Bonds shall be payable on the same dates as interest is payable from time to time in respect of the Series 2004 Brazos River Bonds pursuant to the Brazos River Indenture (each such date herein called an "Interest Payment Date"), until the maturity of the Series O Bonds, or, in the case of any default by the Company in the payment of the principal due on the Series O Bonds, until the Company's obligation with respect to the payment of such principal shall be discharged as provided in the Indenture. The amount of interest payable from time to time in respect of the Series 2004 Brazos River Bonds under the Brazos River Indenture, the basis on which such interest is computed and the dates on which such interest is payable are set forth in the Brazos River Indenture. The obligation of the Company to make any payment of interest on the Series O Bonds shall be fully or partially, as the case may be, deemed to have been paid or otherwise satisfied and discharged to the extent that the Company has paid or caused to be paid to the Brazos River Trustee the Installment Payment (as defined below) in respect of the interest then due and payable on the Series 2004 Brazos River Bonds. The Regular Record Date and Special Record Date provisions of the Indenture shall not apply to the Series O Bonds.

     (6) The Corporate Trust Office of the Trustee in Dallas, Texas shall be the place at which (i) the principal of, premium, if any, and interest on, the Series O Bonds shall be payable, and (ii) registration of transfer of the Series O Bonds may be effected; and the Corporate Trust Office of the Trustee in Houston, Texas shall be the place at which notices and demands to or upon the Company in respect of the Series O Bonds and the Indenture may be served; and the Trustee shall be the Security Registrar for the Series O Bonds; provided, however, that the Company reserves the right to change, by one or more Officer's Certificates, any such place or the Security Registrar; and provided, further, that the Company reserves the right to designate, by one or more Officer's Certificates, its principal office in Houston, Texas as any such place or itself as the Security Registrar; provided, however, that there shall be only a single Security Registrar for the Series O Bonds.

     (7) Not applicable.

     (8) The Series O bonds will not be redeemable at the option of the Company or otherwise pursuant to the requirements of the Mortgage Indenture, provided however that (a) in the event that the redemption of Series 2004 Brazos River Bonds is required under the Brazos River Indenture due to the occurrence of a Determination of Taxability, as such term is defined in subsection (e) of Section 8 of the Form of Series 2004 Brazos River Bonds set forth in Exhibit A to the Brazos River Indenture, the Company will redeem Series O Bonds equal in principal amount to the Series 2004 Brazos River Bonds to be redeemed at a redemption price equal to 100% of the principal amount thereof, plus accrued interest to such date fixed for redemption, and (b) upon receipt by the Trustee of a written demand from the Brazos River Trustee stating that the principal amount of all


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     Series 2004 Brazos River Bonds then outstanding under the Brazos River
     Indenture has been declared immediately due and payable, the Company, subject to the terms and provisions of the Series O Bonds, will redeem the Series O Bonds not more than 180 days after receipt by the Trustee of such written demand, the notice provisions of Article Five of the Indenture not being applicable under the foregoing circumstances.

     (9) The Series O Bonds are issuable only in denominations of $43,820,000.

     (10) Not applicable.

     (11) Not applicable.

     (12) Not applicable.

     (13) Not applicable.

     (14) Not applicable.

     (15) Not applicable.

     (16) Not applicable.

     (17) The Series O Bonds shall be evidenced by a single registered Series O Bond in the principal amount and denomination of $43,820,000. The Series O Bonds shall be executed by the Company and delivered to the Trustee for authentication and delivery.

     The single Series O Bond shall be identified by the number N-1 and shall upon issuance be delivered by the Company to, and registered in the name of, the Trustee, and shall be transferable only as required to effect an assignment thereof to a successor or an assign of the Trustee under the Indenture. The Series O Bonds are to be issued by the Company to the Brazos River Trustee in order that the Brazos River Trustee shall have the benefit as a holder of the Series O Bonds of the lien of the Indenture in the event of the non-payment by the Company of the Installment Payments (the "Installment Payments"), as defined in, and pursuant to the Installment Payment and Bond Amortization Agreement (the "Installment Payment Agreement"), dated as of February 1, 2004, by and between the Issuer and the Company.

     Series O Bonds issued upon transfer shall be numbered consecutively from N-2 upwards and issued in the authorized denominations set forth in subsection (9) above. See also subsection (19) below.

     (18) Not applicable.

     (19) The holder of the Series O Bonds by acceptance of the Series O Bonds agrees to restrictions on transfer and to waivers of certain rights of exchange as set forth herein. The Series O Bonds have not been registered under the Securities Act of 1933 and may not be offered, sold or otherwise transferred in the absence of such registration or an applicable exemption therefrom. No service charge shall be made for the registration of transfer or exchange of the Series O Bonds.

     (20) For purposes of the Series O Bonds, "Business Day" means any day other than (i) a Saturday or Sunday, (ii) a day on which commercial banks in New York, New York, Houston, Texas, or the city in which the principal corporate trust office of the Indenture Trustee is located, are authorized by law to close or (iii) a day on which the New York Stock Exchange is closed.

     (21) Not applicable.

     (22) The Trustee may conclusively presume that the obligation of the Company to pay the principal of, premium, if any, and interest on the Series O Bonds shall have been fully satisfied and discharged unless and until it shall have received a written notice from the Brazos River Trustee, signed by an authorized officer of the Brazos River Trustee and attested by the Secretary or an Assistant Secretary of the Brazos River Trustee, stating that the payment of principal of, premium, if any, or interest on the Series O Bonds has not been fully paid when due and specifying the amount of funds required to make such payment.

     The obligation of the Company to make any payment of the principal of, premium, if any, or interest on the Series O Bonds, whether at maturity, upon redemption (including any redemption due to the occurrence of a Determination of Taxability, as such term is defined in subsection (e) of
     Section 8 of the Form of the Series 2004 Brazos River Bonds set forth in Exhibit A of the Brazos River Indenture) or otherwise, shall be fully or partially, as the case may be, deemed to have been paid or otherwise satisfied and discharged to the extent that at the time any such payment shall be due, the then due principal of, premium, if any, or interest on the Series 2004 Brazos River Bonds which corresponds to such amounts under the Series O Bonds shall have been fully or partially paid, deemed to have been paid or otherwise satisfied and discharged. In addition, such obligation to make any payment of the principal of, premium, if any, or interest on the Series O Bonds at any time shall be deemed to have been satisfied and discharged to the extent that the amount of the Company's obligation to make any payment of the principal of, premium, if any, or interest on the Series O Bonds exceeds the obligation of the Company at that time to make any Installment Payment.

     The Series O Bonds shall have such other terms and provisions as are provided in the form thereof attached hereto as Exhibit A, and shall be issued in substantially such form.

2. The undersigned has read all of the covenants and conditions contained in the Indenture, and the definitions in the Indenture relating thereto, relating to the issuance of the Series O Bonds and the execution of the Fourteenth Supplemental Indenture to the Indenture in respect of compliance with which this certificate is made.

3. The statements contained in this certificate are based upon the familiarity of the undersigned with the Indenture, the documents accompanying this certificate, and upon discussions by the undersigned with officers and employees of the Company familiar with the matters set forth herein.

4. In the opinion of the undersigned, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenants and conditions have been complied with.

     In the opinion of the undersigned, such conditions and covenants have been complied with.

5. To the knowledge of the undersigned, no Event of Default has occurred and is continuing.

6. The execution of the Fourteenth Supplemental Indenture, dated as of the date hereof, between the Company and the Trustee is authorized or permitted by the Indenture.

7. First Mortgage Bonds, 7 3/4% Series due March 15, 2023, having an aggregate principal amount of $43,820,000 (collectively, the "First Mortgage Bonds"), have heretofore been authenticated and delivered. The First Mortgage Bonds have been returned to and cancelled by the trustee under the First Mortgage prior to the date hereof, constitute Retired Securities and are the basis for the authentication and delivery of the Series O Bonds. The maximum Stated Interest Rate on the First Mortgage Bonds at the time of their authentication and delivery was not less than the maximum Stated Interest Rate on the Series O Bonds to be in effect upon the initial authentication and delivery thereof.

          IN WITNESS WHEREOF, the undersigned has executed this Officer's Certificate as of the date first above written.


                                        By: /s/ Marc Kilbride
                                            ------------------------------------
                                        Name: Marc Kilbride
                                        Title: Vice President and Treasurer


Acknowledged and Received on
February 11, 2004

JPMORGAN CHASE BANK,
as Trustee


By: /s/ Carol Logan
    ---------------------------------
Name: Carol Logan
Title: Vice President


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

                                                                       EXHIBIT A

                              FORM OF SERIES O BOND

NOTE: THE HOLDER OF THIS BOND BY ACCEPTANCE HEREOF AGREES TO RESTRICTIONS ON TRANSFER AND TO INDEMNIFICATION PROVISIONS AS SET FORTH BELOW. IN ADDITION, THE BOND REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND SUCH BOND MAY NOT BE TRANSFERRED WITHOUT COMPLIANCE WITH APPLICABLE SECURITIES LAWS.

THIS BOND IS NOT TRANSFERABLE EXCEPT, AS FURTHER PROVIDED HEREIN, TO A SUCCESSOR OR ASSIGN OF THE TRUSTEE UNDER THE TRUST INDENTURE REFERRED TO HEREIN BETWEEN THE ISSUER AND SUCH TRUSTEE.

                    CENTERPOINT ENERGY HOUSTON ELECTRIC, LLC
               General Mortgage Bonds, Series O, due March 1, 2017

Original Interest Accrual Date:   February 11, 2004
Stated Maturity:                  March 1, 2017
Interest Rate:                    See below
Interest Payment Dates:           See below
Regular Record Dates:             N/A
Redeemable by Company:            Yes  X  No
                                      ---    ---
Redemption Date:                  See below
Redemption Price:                 See below

                    This Security is not an Original Discount
                       Security within the meaning of the
                           within-mentioned Indenture.

Principal Amount
$43,820,000                                                             No. O-1

CENTERPOINT ENERGY HOUSTON ELECTRIC, LLC, a corporation duly organized and existing under the laws of the State of Texas (herein called the "Company," which term includes any successor under the Indenture referred to below), for value received, hereby promises to pay to JPMORGAN CHASE BANK, a New York banking organization, as Trustee under the Brazos River Indenture (as herein defined) or its registered assigns (the "Brazos River Trustee"), the principal sum of FORTY-THREE MILLION EIGHT HUNDRED TWENTY THOUSAND DOLLARS, in whole or in installments on such date or dates (subject to the tenth paragraph hereof) and in such amounts, and to pay to the Brazos River Trustee premium, if any, in whole or in installments on such date or dates and in such amounts, as the Issuer (as defined herein) has any obligations under the Trust Indenture (as amended and supplemented, the "Brazos River Indenture"), dated as of February 1, 2004, between the Brazos River Authority (the "Issuer") and the Brazos River Trustee to repay any principal or to pay premium, if any, in respect of the Bonds (as such term is defined in the Brazos River Indenture, and hereinafter referred to as the "Series 2004 Brazos River Bonds"), but not later than the Stated Maturity specified above. The obligation of the Company to make any payment of principal or premium, if any, on this Bond, whether at maturity or otherwise, shall be fully or partially, as the case may be, deemed to have been paid or otherwise satisfied and discharged to the extent that the Company has paid or caused to be paid to the Brazos River Trustee the Installment Payment (as defined below) in respect of the principal or premium, if any, then due and payable on the Series 2004 Brazos River Bonds.

Interest shall be payable on this Bond on the same dates as interest is payable from time to time in respect of the Series 2004 Brazos River Bonds pursuant to the Brazos River Indenture (each such date herein called an "Interest Payment Date"), at such rate or rates per annum as shall cause the amount of interest payable on such Interest Payment Date on this Bond to equal the amount of interest payable on such Interest Payment Date in respect of the Series 2004 Brazos River Bonds under the Brazos River Indenture. Such interest shall be payable until the maturity of this Bond, or, if the Company shall default in the payment of the principal due on this Bond, until the Company's obligation with respect to the payment of such principal shall be discharged as provided in the Indenture. The amount of interest payable from time to time in respect of the Series 2004 Brazos River Bonds under the Brazos River Indenture, the basis on which such interest is computed and the dates on which such interest is payable are set forth in the Brazos River Indenture. This Bond shall bear interest from the Original Interest Accrual Date listed on the first page of this Bond. The obligation of the Company to make any payment of interest on this Bond shall be fully or partially, as the case may be, deemed to have been paid or otherwise satisfied and discharged to the extent that the Company has paid or caused to be paid to the Brazos River Trustee the Installment Payment (as defined below) in respect of the interest then due and payable on the Series 2004 Brazos River Bonds.

This Bond is issued to the Brazos River Trustee in order that the Brazos River Trustee shall have the benefit as a holder of this Bond of the lien of the Indenture (as defined below) in the event of the non-payment by the Company of the Installment Payments (the "Installment Payments"), as defined in and pursuant to the Installment Payment and Bond Amortization Agreement (as amended and supplemented, the "Installment Payment Agreement"), dated as of February 1, 2004, between the Issuer and the Company. Any capitalized terms used herein and not defined herein shall have the meanings specified in the Indenture (as defined below), unless otherwise noted.

THIS BOND SHALL NOT BE TRANSFERABLE EXCEPT AS REQUIRED TO EFFECT AN ASSIGNMENT HEREOF TO A SUCCESSOR OR AN ASSIGN OF THE BRAZOS RIVER TRUSTEE UNDER THE BRAZOS RIVER INDENTURE.

The Brazos River Trustee shall surrender this Bond to the Brazos River Trustee (as defined below) in accordance with Section 5.07(d) of the Installment Payment Agreement.

Payments of the principal of, premium, if any, and interest on this Bond shall be made at the Corporate Trust Administration of JPMorgan Chase Bank, as Trustee, located at 2001 Bryan Street, 9th Floor, Dallas, Texas 75201, or at such other office or agency as may be designated for such purpose by the Company from time to time. Payment of the principal of, premium, if any, and interest on this Bond, as aforesaid, shall be made in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

This Bond is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and issuable in one or more series under and equally secured by a General Mortgage Indenture, dated as of October 10, 2002 (such Indenture as originally executed and delivered and as supplemented or amended from time to time thereafter, together with any constituent instruments establishing the terms of particular Securities, being herein called the "Indenture"), between the Company and JPMorgan Chase Bank, as trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture reference is hereby made for a description of the property mortgaged, pledged and held in trust, the nature and extent of the security and the respective rights, limitations of rights, duties and immunities of the Company, the Trustee and the Holders of the Securities thereunder and of the terms and conditions upon which the Securities are, and are to be, authenticated and delivered and secured. The acceptance of this Bond shall be deemed to constitute the consent and agreement by the Holder hereof to all of the terms and provisions of the Indenture. This Bond is one of the series designated above.

The Bonds of this series will not be entitled to the benefit of any sinking fund or voluntary redemption provisions.

If an Event of Default, as defined in the Indenture, shall occur and be continuing, the principal of this Bond may be declared due and payable in the manner and with the effect provided in the Indenture.

This Bond will not be redeemable at the option of the Company or otherwise pursuant to the requirements of the Indenture, provided however that (a) in the event of the required redemption of Series 2004 Brazos River Bonds due to the occurrence of a Determination of Taxability, as such term is defined in subsection (e) of Section 8 of the Form of Series 2004 Brazos River Bonds set forth in Exhibit A to the Brazos River Indenture, the Company will redeem Bonds equal in principal amount to the Series 2004 Brazos River Bonds to be redeemed at a redemption price equal to 100% of the principal amount thereof, plus accrued interest to the date fixed for redemption, and (b) upon receipt by the Trustee of a written demand from the Brazos River Trustee stating that the principal amount of all Series 2004 Brazos River Bonds then outstanding under the Brazos River Indenture has been declared immediately due and payable, the Company, subject to the terms and provisions of the Bonds, will redeem the Bonds not more than 180 days after receipt by the Trustee of such written demand.

The Indenture permits, with certain exceptions as therein provided, the Trustee to enter into one or more supplemental indentures for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the Indenture with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities of all series then Outstanding under the Indenture, considered as one class; PROVIDED, HOWEVER, that if there shall be Securities of more than one series Outstanding under the Indenture and if a proposed supplemental indenture shall directly affect the rights of the Holders of Securities of one or more, but less than all, of such series, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Securities of all series so directly affected, considered as one class, shall be required; and PROVIDED, FURTHER, that if the Securities of any series shall have been issued in more than one Tranche and if the proposed supplemental indenture shall directly affect the rights of the Holders of Securities of one or more, but less than all, of such Tranches, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Securities of all Tranches so directly affected, considered as one class, shall be required; and PROVIDED, FURTHER, that the Indenture permits the Trustee to enter into one or more supplemental indentures for limited purposes without the consent of any Holders of Securities. The Indenture also contains provisions permitting the Holders of a majority in principal amount of the Securities then Outstanding, on behalf of the Holders of all Securities, to waive compliance by the Company with certain provisions of the Mortgage Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Bond shall be conclusive and binding upon such Holder and upon all future Holders of this Bond and of any Security issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Bond.

As provided in the Indenture and subject to certain limitations therein and herein set forth, the transfer of this Bond is registrable in the Security Register, upon surrender of this Bond for registration of transfer at the Corporate Trust Office of JPMorgan Chase Bank in Houston, Texas or such other office or agency as may be designated by the Company from time to time, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Bonds of this series of authorized denominations and of like tenor and aggregate principal amount, will be issued to the designated transferee or transferees.

The Company, the Trustee and any agent of the Company or the Trustee may deem and treat the person in whose name this Bond shall be registered upon the Security Register for the Bonds of this series as the absolute owner of such Bond for the purpose of receiving payment of or on account of the principal of and interest on this Bond and for all other purposes, whether or not this Bond be overdue, and neither the Company nor the Trustee shall be affected by any notice to the contrary; and all such payments so made to such registered owner or upon his order shall be valid and effectual to satisfy and discharge the liability upon this Bond to the extent of the sum or sums paid.

The Trustee may conclusively presume that the obligation of the Company to pay the principal of, premium, if any, and interest on this Bond shall have been fully satisfied and discharged unless and until it shall have received a written notice from the Brazos River Trustee, signed by an authorized officer of the Brazos River Trustee and attested by the Secretary or an Assistant Secretary of the Brazos River Trustee, stating that the payment of principal of, premium, if any, or interest on this Bond has not been fully paid when due and specifying the amount of funds required to make such payment.

The obligation of the Company to make any payment of the principal of, premium, if any, or interest on this Bond, whether at maturity, upon redemption (including any redemption due to the occurrence of a Determination of Taxability, as such term is defined in subsection (e) of Section 8 of the Form of the Series 2004 Brazos River Bonds set forth in Exhibit A of the Brazos River Indenture) or otherwise, shall be fully or partially, as the case may be, deemed to have been paid or otherwise satisfied and discharged to the extent that at the time any such payment shall be due, the then due principal, premium, if any, or interest on the Series 2004 Brazos River Bonds which corresponds to such amounts under this Bond shall have been fully or partially paid, deemed to have been paid or otherwise satisfied and discharged. In addition, such obligation to make any payment of the principal of, premium, if any, or interest on this Bond at any time shall be deemed to have been satisfied and discharged to the extent that the amount of the Company's obligation to make any payment of the principal of, premium, if any, or interest on this Bond exceeds the obligation of the Company at that time to make any Installment Payment.

No recourse under or upon any obligation, covenant or agreement contained in the Indenture or in any indenture supplemental thereto, or in any Bond or coupon thereby secured, or because of any indebtedness thereby secured, shall be had against any incorporator, member, manager, stockholder, officer, director or employee, as such, past, present or future, of the Company or any predecessor or successor corporation or company, either directly or through the Company or any predecessor or successor corporation or company, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly agreed and understood that the Indenture, any indenture supplemental thereto and the obligations thereby secured, are solely corporate obligations of the Company, and that no personal liability whatsoever shall attach to, or be incurred by, such incorporators, members, managers, stockholders, officers, directors or employees, as such, of the Company or of any predecessor or successor corporation or company, or any of them, because of the creation of the indebtedness thereby authorized, or under or by reason of any of the obligations, covenants or agreements contained in the Indenture or in any indenture supplemental thereto or in any of the Bonds or coupons thereby secured, or implied therefrom.

The holder of this Bond by acceptance of this Bond agrees to restrictions on transfer and to waivers of certain rights of exchange as set forth herein. THIS BOND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. No service charge shall be made for the registration of transfer or exchange of this Bond.

This Bond shall be governed by and construed in accordance with the law of the State of New York except as provided in the Indenture.

Unless the certificate of authentication hereon has been executed by the Trustee or an Authenticating Agent by manual signature, this Bond shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

            [The remainder of this page is intentionally left blank.]

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

                                        CENTERPOINT ENERGY HOUSTON ELECTRIC, LLC


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                          CERTIFICATE OF AUTHENTICATION

     This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Date of Authentication:
February 11, 2004


                                        JPMORGAN CHASE BANK,
                                        Trustee


                                        By:
                                            ------------------------------------
                                            Authorized Signatory